SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)              October 14, 1999
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                           SUN HEALTHCARE GROUP, INC.
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             (Exact name of registrant as specified in its charter)


         DELAWARE                   1-12040                    85-0410612
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(State or other jurisdiction      (Commission               (IRS Employer
     of incorporation)             File Number)            Identification No.)


101 SUN AVENUE, N.E., ALBUQUERQUE, NEW MEXICO                      87109
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               (Address of principal executive offices)          (Zip Code)


Registrant's telephone number, including area code             (505) 821-3355
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                                 NOT APPLICABLE
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         (Former name or former address, if changed since last report.)




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Item 3.   Bankruptcy or Receivership

     On October 14, 1999, Sun Healthcare Group, Inc. (the "Company" or "Sun") announced that it and its U.S. operating subsidiaries (collectively, the "Debtors") filed voluntary petitions for protection under chapter 11 of the United States Bankruptcy Code (the "Bankruptcy Code) with the United States Bankruptcy Court for the District of Delaware (the "Court") (case nos. 99-3657 through 99-3841 inclusive). The Debtors' cases have been consolidated for the purpose of joint administration and have been assigned to Judge Mary F. Walrath. At hearings held on October 14, 1999, the Court entered first day orders granting the Debtor's authority to pay pre-petition and post-petition employee wages, salaries, benefits and other employee obligations. The Court also approved orders granting authority, among other things, to pay pre-petition claims of utilities and patient obligations.

     On October 22, 1999, the Court also granted interim approval of the Company's debtor in possession financing (the "DIP Financing") with a bank group led by The CIT Group/Business Credit, Inc. The final hearing on the DIP Financing is scheduled for November 12, 1999. The DIP Financing and the Company's cash flows from operations will be used to fund the Company's ongoing operations during the restructuring.

     On October 26, 1999, the Company announced that it had reached an agreement in principal with representatives of its bank lenders and holders of approximately two-thirds of its outstanding senior subordinated bonds on the terms of an overall restructuring of the Company's capital structure. The specific terms of the agreement in principal are reflected in a restructuring term sheet, dated October 26, 1999, a copy of which is attached hereto as
Exhibit 99.3. Implementation of the agreement in principal is subject to appropriate documentation, including a chapter 11 plan of reorganization, and approval by the bankruptcy court, among other things. If approved, the agreement in principal would provide Sun's bank lenders with cash, new senior long-term debt, new preferred stock and new common stock. Sun's senior subordinated bondholders would receive new common stock. The agreement in principal would also provide new long-term debt, new preferred stock and new common stock to general unsecured creditors, and reinstate a significant portion of Sun's secured debt. The agreement in principal provides no recoveries for the holders of Sun's outstanding convertible subordinated debt, convertible trust issued preferred securities, or common stock. The Company intends to file another Form 8-K shortly setting forth certain projections used by the parties in connection with negotiations on the agreement in principal.

     The Company's press releases dated October 14 and 26, 1999 are attached as Exhibits 99.1 and 99.2 and are incorporated by reference herein and made a part hereof.


Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits

(c)       Exhibits.

99.1      Press Release dated October 14, 1999.

99.2      Press Release dated October 26, 1999.



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99.3      Term  Sheet for Plan of  Reorganization  Prepared  by Senior  Lenders'
          Working Group dated October 26, 1999.




                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                 SUN HEALTHCARE GROUP, INC.


                                 /s/ William C. Warrick
                                 -------------------------------
                                 Name:   William C. Warrick
                                 Title:  Vice President-Corporate Controller

Dated:  October 26, 1999


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                                INDEX TO EXHIBITS


EXHIBIT NO.    IDENTITY OF EXHIBIT
99.1           Press Release issued by the Registrant on October 14, 1999.

99.2           Press Release issued by the Registrant on October 26, 1999.

99.3           Term Sheet for Plan of Reorganization Prepared by Senior Lenders'
               Working Group dated October 26, 1999.

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